                                  Exhibit 4.3

REGISTERED                                                           REGISTERED

  NUMBER
  R                          Paine Webber Group Inc.
                              6-3/4% NOTE DUE 2006


                                                              CUSIP 695629 AT 2
                                            SEE REVERSE FOR CERTAIN DEFINITIONS


Paine Webber Group Inc., a Delaware corporation (the "Company"), promises to pay to


6-3/4%                                                                   6-3/4%
 DUE                                                                      DUE
2006                                                                      2006

, or registered assigns,
the principal sum of                               Dollars on February 1, 2006.



                INTEREST PAYMENT DATES: February 1 and August 1
                      RECORD DATES: January 15 and July 15

        Additional provisions of this Note and certain definitions are set forth on the reverse hereof.
        This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.
        IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This in one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
CHEMICAL BANK,
as Trustee
By

Authorized Officer


                            [PAINE WEBBER GROUP INC.
                                   CORPORATE
                                    S E A L
                                    1 9 7 3
                                   DELAWARE]


                            Paine Webber Group Inc.,

Attest                                    By
     /s/ Theodore A. Levine                     /s/ David Buchanan
                         Secretary                        Chairman of the Board

                                PAINE WEBBER GROUP INC.
                                 6 3/4% NOTE DUE 2006
        1. INDENTURE

This Note is one of a series of unsecured debentures, notes or other evidences of indebtedness (collectively, the "Securities") of Paine Webber Group Inc., a Delaware corporation (the "Company"), issued and to be issued under an Indenture dated as of March 15, 1988 between the Company and the Trustee, as amended by a supplemental Indenture dated as of September 22, 1989 and by a supplemental Indenture dated as of March 22, 1991 (as so amended, the "Indenture"). The Indenture permits the issuance of an unlimited number of series of Securities in an unlimited aggregate principal amount. This Note is one of a series designate the 6 3/4% Notes Due 2006 (the "Notes"), which series is limited in aggregate principal amount to $100,000,000. The Notes are subject to the terms stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Act"), and holders of Notes are referred to the Indenture and the Act for a statement of those terms.

        2. INTEREST

        The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on February 1 and August 1 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid or if no interest has been paid from February 1, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        3. METHOD OF PAYMENT

        The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders of Notes at the close of business on January 15 or July 15 next preceding the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by its check payable in such money. It may mail an interest check to a holder's registered address.

        4. PAYING AGENT AND REGISTRAR

        Initially, Chemical Bank (the "Trustee") will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without notice.

        5. DENOMINATIONS; TRANSFER; EXCHANGE

        The Notes are in registered form without coupons in denominations of $1,000 and any multiple of $1,000. A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

        6. PERSONS DEEMED OWNERS

        The registered holder of this Note may be treated as the owner of it for all purposes.

        7. UNCLAIMED MONEY

        If money for the payment of principal of or interest on the Notes remains unclaimed for two years after such principal or interest has become due and payable, it shall be repaid by the Trustee or Paying Agent to the Company at its request. Thereafter, holders entitled to the money must look only to the Company and not to the Trustee or Paying Agent for payment.

        8. AMENDMENT; SUPPLEMENT; WAIVER

        The Company and the Trustee may, without the consent of any holders of Securities, agree to amend or supplement the Indenture or the Securities to, among other things, add to the covenants of the Company for the benefit of holders of all or any series of Securities, add to the Events of Default with respect to all or any series of the Securities and, provided that such action shall not adversely affect the interests of the holders of any series of Securities in any material respect, cure ambiguities, defects or inconsistencies in the Indenture or make other provisions. Subject to certain exceptions, the holders of not less than a majority in principal amount of the outstanding Securities of any series may waive any past default by the Company, with respect to such series, on behalf of all holders of Securities of such series. Subject to certain exceptions, the Company and the Trustee may agree to amend or supplement the Indenture or the Securities of any series in any manner with the consent of holders of not less than 66-2/3% in principal amount of the outstanding Securities of each series to be affected.

        9. OBLIGATIONS OF THE COMPANY

        The Notes are direct, unsecured obligations of the Company. The Indenture does not limit the amount of the Company's other unsecured debt.

        10. SUCCESSOR CORPORATION

        Any successor corporation resulting from a consolidation or merger involving the Company, or from a conveyance, transfer or lease of the assets of the Company substantially as an entirety, shall succeed to all rights and obligations of the Company under the Notes and the Indenture, and thereafter, except in the case of a lease, the predecessor corporation will be relieved of all such obligations.

        11. DEFAULTS AND REMEDIES

An Event of Default is default for 30 days in payment of any interest on the Notes; default in payment of any principal on the Notes, default in the performance or breach by the Company of any covenant or warranty under the Indenture for the benefit of the Notes and the continuance of the default or breach for a period of 60 days following receipt of notice of such default or breach; and certain events of bankruptcy or insolvency affecting the Company. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Notes may declare the principal amount of the Notes to be due and payable immediately. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity satisfactory to it. Subject to the above and other limitations, holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power with respect to the Notes. The Trustee may withhold from holders of Notes notice of a default by the Company (except a default in payment of principal or interest) if it is determined that withholding notice is in the interest of such holders.

        12. TRUSTEE DEALINGS WITH THE COMPANY

        Chemical Bank, the Trustee under the Indenture, in its individual or other capacity may make loans to, accept deposits from and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

        13. NO RECOURSE AGAINST OTHERS

        A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder of a Note by accepting such Note waives all such claims and releases such directors, officers, employees and stockholders from all such liability. Such waiver and release are part of the consideration for the issue of the Notes.

        14. COPIES OF INDENTURE

        The Company will furnish to any holder of Notes upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Paine Webber Group Inc., 1285 Avenue of the Americas, New York, New York 10019.

        15. GOVERNING LAW

        The Notes shall be governed by and construed in accordance with the laws of the State of New York.

                         _____________________________


                                 ABBREVIATIONS

   The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM -- as tenants in common
   TEN ENT -- as tenants by the entireties
   JT TEN  -- as joint tenants with right of survivorship and not as tenants in common
   UNIF GIFT MIN ACT -- ___________ Custodian ___________
                           (Cust)               (Minor)
                        under Uniform Gifts to Minors Act ________________
                                                               (State)

    Additional abbreviations may also be used though not in the above list.

                         _____________________________

               FOR VALUE RECEIVED the undersigned hereby sell(s),
                         assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
______________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                   Please print or typewrite name and address
                     including postal zip code of assignee

_______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ________________________

                                _______________________________________________